SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2014

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Colorado	333-01173	84-0467907
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8515 East Orchard Road, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 737-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 20, 2014, Great-West Lifeco Inc., the parent company of Great-West Life & Annuity Insurance Company (the “Registrant” or the “Company”), issued the attached press release announcing that Robert L. Reynolds will succeed Mitchell T.G. Graye as President and Chief Executive Officer of the Registrant, effective upon the retirement of Mr. Graye on May 8, 2014.

Mr. Reynolds, 62, currently serves as President and Chief Executive Officer of the Registrant’s affiliate, Putnam Investments, LLC, and as President of the Putnam Funds, positions that he will continue to hold.

Mr. Reynolds has not entered into any material plan, contract or arrangement, and has not received any grant or award, in connection with his appointment as in-coming President and Chief Executive Officer of the Company.  His total compensation, including the allocation of his compensation between Putnam Investments and the Company, will be reviewed by the appropriate compensation committees of the boards in due course.

A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01                                    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Title

99.1	Great-West Lifeco Inc. Press Release dated March 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2014

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Richard G. Schultz

Name:	Richard G. Schultz
Title:	Senior Vice President, General Counsel
and Secretary